Exhibit 99.1

Income Statement
($ Millions)
	FY07	1H08	2H08	Total FY08	FY09	FY10	FY11	FY12
Gross Sales	$820.9	$359.1	$485.2	$844.3	$909.2	$1,026.1	$1,103.5	$1,179.4
Discount & Allowance	47.6	17.7	30.3	48.0	45.1	48.7	50.4	52.5
Net Sales	773.3	341.4	454.9	796.3	864.1	977.4	1,053.0	1,126.9

Material	403.8	177.3	257.9	435.2	490.0	563.8	606.7	648.6
Labor	73.1	34.1	39.2	73.2	68.9	74.5	77.7	80.3
Overhead	132.3	62.2	69.9	132.2	107.2	106.0	109.1	112.3
Freight	24.7	11.6	14.4	26.1	26.1	28.2	29.8	31.7
Inventory Writedown	0.4	8.0	0.1	8.1	0.2	0.3	0.3	0.3
Cost of Goods Sold	634.4	293.3	381.5	674.8	692.4	772.8	823.7	873.1

Gross Margin	138.9	48.1	73.4	121.5	171.7	204.6	229.4	253.8

Selling Expense	19.3	8.9	10.3	19.2	20.1	21.6	22.5	23.2
Admin.Expense	41.0	23.9	17.7	41.6	40.7	43.5	43.5	44.2
R&D Expense	2.6	1.7	1.3	3.0	2.5	2.8	3.3	3.4
SG & A	62.9	34.5	29.3	63.8	63.2	68.0	69.2	70.8

EBITDAR	76.1	13.6	44.1	57.7	108.4	136.6	160.1	183.0

Depreciation Expense	25.1	13.8	13.6	27.4	43.2	26.3	26.0	26.6
Amortization (Debt)	-	2.1	(449.2)	(447.0)	3.9	3.9	3.9	3.7
Other Income / Expense	-	-	0.2	0.2	0.5	0.5	0.5	0.5
EBIT	51.0	(2.3)	479.4	477.1	60.8	106.0	129.7	152.2
Restructuring	-	1.8	27.5	29.3	15.7	-	-	-
Other	2.1	0.7	-	0.7	-	-	(2.0)	-
Interest	104.5	52.0	45.6	97.5	43.8	42.4	41.0	40.9
Taxes	5.8	2.6	3.5	6.1	7.8	9.8	25.8	33.8
Net Income	(61.3)	(59.3)	402.8	343.5	(6.5)	53.8	64.9	77.4

Additional Information
Capital Expenditures	21.5	16.4	17.3	33.7	27.6	22.3	20.5	20.9

Balance Sheet
($ Millions)

	FY07	1H08	2H08	Total FY08	FY09	FY10	FY11	FY12
Cash	$22.3	$23.0	$12.0	$12.0	$12.0	$12.0	$75.2	$149.2
Accounts Receivable	129.5	80.6	142.9	142.9	143.7	155.9	165.1	174.5
Inventories	131.9	149.2	102.1	102.1	112.0	119.6	126.2	132.8
Deferred Income Taxes	-	0.9	1.0	1.0	1.0	1.1	1.1	1.0
Prepaid Expenses	5.1	7.2	8.8	8.8	7.8	7.1	7.1	7.1
Total Current Assets	$288.9	$260.9	$266.8	$266.8	$276.5	$295.7	$374.7	$464.6
Net PP&E	164.0	166.9	170.9	170.9	155.8	152.9	146.7	141.1
Intangible Assets	161.2	148.6	147.9	147.9	146.8	145.8	145.7	145.7
Deferred Financing Costs	22.1	22.1	20.8	20.8	18.1	15.5	12.8	10.3
Deferred Income Taxes	-	0.6	0.7	0.7	0.6	0.4	0.4	0.4
Other Assets	3.1	6.6	6.3	6.3	6.4	6.4	6.6	6.6
Total Assets	$639.3	$605.7	$613.4	$613.4	$604.3	$616.7	$686.9	$768.7

Current Portion of Long Term Debt	0.9	1.5	1.5	1.5	1.4	1.4	1.4	1.4
Accounts Payable	51.7	48.0	43.4	43.4	78.2	79.5	84.9	90.0
Accrued Payroll	-	7.6	6.1	6.1	5.7	5.9	6.2	6.4
Accrued Interest	11.5	31.1	11.1	11.1	11.0	11.0	11.0	11.0
Accrued Integration Reserve	-	1.1	1.1	1.1	1.1	1.1	1.1	1.1
Other Accrued Liabilities	41.3	34.5	53.5	53.5	41.3	40.0	39.3	38.3
Total Current Liabilities	$105.3	$123.8	$116.8	$116.8	$138.7	$139.0	$143.9	$148.1
Revolver & Incremental Funding	54.7	50.0	69.8	69.8	45.3	1.5	-	-
Long Term Debt	731.7	734.8	421.0	421.0	421.8	422.8	423.7	424.6
Other Long Term Liabilities	95.2	104.3	10.0	10.0	9.2	10.3	11.3	10.6
Total Liabilities	$986.9	$1,012.8	$617.6	$617.6	$615.0	$573.6	$578.9	$583.3
Intercompany Debt	-	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Common Equity	(347.6)	(407.1)	(4.2)	(4.2)	(10.8)	43.1	108.0	185.4
Total Liabilities & Equity	$639.3	$605.7	$613.4	$613.4	$604.3	$616.6	$686.9	$768.7